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                                                                      EXHIBIT 21

                       IRVINE APARTMENT COMMUNITIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT




                                                     State of
                                                     Incorporation
Subsidiary                                           of Organization
----------                                           ---------------
Irvine Apartment Communities, L.P.                   Delaware

San Rafael Apartment Limited Partnership             California

IAC Management, Inc.                                 California
